Exhibit 99.3

SELECT BANCORP, INC.

AMENDED AND RESTATED 2005 NONSTATUTORY STOCK OPTION PLAN

Select Bancorp, Inc., a North Carolina corporation (hereinafter referred to as the “Company”), does herein set forth the terms of the Select Bancorp, Inc. 2005 Nonstatutory Stock Option Plan (hereinafter referred to as this “Plan”), which was approved by the Board of Directors and shareholders of Select Bank & Trust Company (the “Bank”) and subsequently adopted by the Board of Directors of the Company (hereinafter referred to as the “Board”).

1.          Purpose of this Plan. The purpose of this Plan is to provide for the grant of Nonstatutory Stock Options (hereinafter referred to as “Options” or singularly, “Option”) to Eligible Directors (as hereinafter defined) of the Company who wish to invest in the Company’s common stock (hereinafter referred to as “Common Stock”). The Board believes that participation in the ownership of the Company by the Eligible Directors will be to the mutual benefit of the Company and the Eligible Directors. In addition, the existence of this Plan will make it possible for the Company to attract capable individuals to serve on the Board. As used herein, the term “Eligible Directors” or singularly, “Eligible Director,” shall mean members of the Board of Directors of the Company or any of its subsidiaries serving at the time of adoption of this Plan or who may serve thereon from time to time and those individuals holding the title “Director Emeritus.”

2.          Administration of this Plan.

(a)          This Plan shall be administered by the Board. The Board shall have full power and authority to construe, interpret and administer this Plan. All actions, decisions, determinations, or interpretations of the Board shall be final, conclusive, and binding upon all parties.

(b)          The Board may designate any officers or employees of the Company or of any of its subsidiaries to assist in the administration of this Plan. The Board may authorize such individuals to execute documents on its behalf and may delegate to them such other ministerial and limited discretionary duties as the Board may see fit.

3.          Shares of Common Stock Subject to this Plan. The maximum number of shares of Common Stock that shall be offered under this Plan is Four Hundred Five Thousand Six Hundred Thirty-Four (405,634) shares, subject to adjustment as provided in paragraph 14. Shares subject to Options which expire or terminate prior to the issuance of the shares of Common Stock shall lapse and the shares of Common Stock originally subject to such Options shall again be available for future grants of Options under this Plan.

4.          Eligibility; Grant of Options. Each Eligible Director serving on the Board shall receive an Option to purchase shares of Common Stock in the amount as shall be determined by the Board of Directors by a majority vote. Any Options not granted hereby may be reserved for future issuance by a majority vote of the entire Board.

5.          Vesting of Options.

(a)          Options granted under this Plan shall vest and the right of an Eligible Director to exercise an Option shall be nonforfeitable no sooner than as set forth in the following schedule:

Date When Such Options Become Vested	Percentage of Such Options Vested

Date of grant	0%
First Anniversary of the date of grant	33 1/3%
Second Anniversary of the date of grant	33 1/3%
Third Anniversary of the date of grant	33 1/3%

(b)          In determining the number of shares of Common Stock under each Option vested under the above vesting schedule, an Eligible Director shall not be entitled to exercise an Option to purchase a fractional number of shares of the Common Stock. If the product resulting from multiplying the vested percentage times the Option results in a fractional number of shares of Common Stock, then an Eligible Director’s vested right shall be to the whole number of shares of Common Stock disregarding any fractional shares of Common Stock.

(c)          In the event that the directorship of an Eligible Director with the Company or any of its subsidiaries terminates for any reason, other than the Eligible Director’s disability, death, retirement, or following a “change in control” of the Company, the Eligible Director’s Options under this Plan shall be forfeited and shall be available again for grant to Eligible Directors as may be determined by the Board. Such forfeiture shall apply whether or not any such Options have been vested.

(d)          In the event that the directorship of an Eligible Director with the Company or any of its subsidiaries should terminate because of such Eligible Director’s disability, death, or retirement, or following a “change in control” of the Company, prior to the date when all Options allocated to the Eligible Director would be 100% vested in accordance with the applicable schedule as permitted under subparagraph 5(a) above, then, notwithstanding the foregoing schedule in subparagraph 5(a) above, all Options allocated to such Eligible Director shall immediately become fully vested and nonforfeitable, provided, however, that during the three (3) years following the date of the adoption of this Plan by the Board of Directors of the Company, Options shall accelerate as provided in this paragraph 5(d) only upon death or disability of the Eligible Director. For purposes of this Plan, the term “disability” shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”). When used in this Plan, the phrase “change in control” means a change in control as defined in Section 409A of the Code and rules, regulations, and guidance of general application thereunder issued by the Department of Treasury, including:

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(i)          Change in ownership: a change in ownership of the Company occurs on the date any one person or group accumulates ownership of the Company’s stock constituting more than 50% of the total fair market value or total voting power of the Company’s stock,

(ii)         Change in effective control: a change in effective control occurs if (x) any one person or more than one person acting as a group acquires within a 12-month period ownership of stock of the Company possessing 35% or more of the total voting power of the Company’s stock, or (y) a majority of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed in advance by a majority of the Company’s board of directors, or

(iii)        Change in ownership of a substantial portion of assets: a change in the ownership of a substantial portion of the Company’s assets occurs if in a 12-month period any one person or more than one person acting as a group acquires assets from the Company having a total gross fair market value equal to or exceeding 40% of the total gross fair market value of all of the assets of the Company immediately before the acquisition or acquisitions. For this purpose, “gross fair market value” means the value of the Company’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with the assets.

6.          Option Price.

(a)          The price per share of each Option granted under this Plan (hereinafter called the “Option Price”) shall be determined by the Board as of the effective date of grant of such Option, but in no event shall such Option Price be less than 100% of the fair market value of Common Stock on the date of grant. An Option shall be considered as granted on the date that the Board acts to grant such Option.

(b)          The fair market value of a share of Common Stock shall be determined as follows: (i) if on the date as of which such determination is being made, Common Stock being valued is admitted to trading on a securities exchange or exchanges for which actual sale prices are regularly reported, or actual sale prices are otherwise regularly published, the fair market value of a share of Common Stock shall be deemed to be equal to the closing sale price as reported on the date as of which such determination is made; provided, however, that, if a closing sale price is not reported for such date, then the fair market value shall be equal to the closing sale price on the most recent trading day for which a closing sale price is available, or (ii) if on the date as of which such determination is made, no such closing sale prices are reported, but quotations for Common Stock are regularly listed on the National Association of Securities Dealers Automated Quotation System or another comparable system, the fair market value of a share of Common Stock shall be deemed to be equal to the arithmetic mean of the bid and asked prices for such Common Stock quoted on such system as reported for the date as of which such determination is made, but if bid and asked prices are not available for such date, then the fair market value shall be equal to the arithmetic mean of the bid and asked prices on the most recent trading day for which such prices are available, or (iii) if no such quotations are available, the fair market value of a share of Common Stock shall be deemed to be the average of the bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board, for the most recent trading date practicable. In the event that none of the foregoing methods can be applied to establish the fair market value of the Common Stock, the Board shall adopt a reasonable valuation method, which valuation method shall be documented in writing and shall take into consideration all available information material to the valuation of the Common Stock, and shall apply such valuation method in a reasonable manner to fix the fair market value of the Common Stock for the purposes of this Plan.

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7.          Payment of Option Price. Payment for shares subject to an Option may only be made in cash.

8.          Terms and Conditions of Grant of Options. Each Option granted pursuant to this Plan shall be evidenced by a written Nonstatutory Stock Option Agreement (hereinafter referred to as “Option Agreement”) with each Eligible Director to whom an Option is granted; such agreement shall be substantially in the form attached hereto as “Exhibit A,” unless the Board shall adopt a different form and, in each case, may contain such other, different, or additional terms and conditions as the Board may determine. The Option shall terminate as provided in paragraph 12 hereof.

9.          Option Period. Each Option Agreement shall set forth a period during which such Option may be exercised (hereinafter referred to as the “Option Period”); provided, however, that the Option Period shall not exceed ten (10) years after the date of grant of such Option as specified in an Option Agreement.

10.         Limitation on Grant of Stock Options.   No one individual shall be granted Options under this Plan in excess of 40% of the shares reserved for issuance pursuant to Paragraph 3 hereof.

11.         Exercise of Options. An Option shall be exercised by written notice to the Board signed by an Eligible Director or by such other person as may be entitled to exercise such Option. In the case of the exercise of an Option, the aggregate Option Price for the shares being purchased may only be paid in cash and must be accompanied by a notice of exercise. The written notice shall state the number of shares with respect to which an Option is being exercised and shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days after the date of such notice) by which the payment of the aggregate Option Price will be made. An Eligible Director shall not exercise an Option to purchase less than 100 shares, unless the Board otherwise approves or unless the partial exercise is for the remaining shares available under such Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of an Option shall be issued in the regular course of business subsequent to the exercise of such Option and the payment therefor. During the Option Period, no person entitled to exercise any Option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of such Option, until certificates representing such shares shall have been issued and delivered and the individual’s name entered as a shareholder of record on the books of the Company for such shares.

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12.         Effect of Leaving the Board.

(a)          In the event that an Eligible Director is removed from the Board for “cause” (as defined in the Company’s Articles of Incorporation) any Option granted to the Eligible Director under this Plan, to the extent not previously exercised by the Eligible Director or expired, and regardless of any vesting pursuant to Paragraph 5 hereof, shall immediately terminate and shall be available again for the granting of additional options to Eligible Directors during the remaining term of this Plan upon such terms and conditions as may be determined by the Board.

(b)          In the event that an Eligible Director should leave the Board for any reason other than for “cause,” retirement, disability, death or following a “change in control” of the Company (as defined in Paragraph 5(d) hereof), such Eligible Director shall have the right to exercise any vested Option granted to the Eligible Director under this Plan, to the extent such Options have not been previously exercised by the Eligible Director or expired, for a period of not more than ninety (90) days following the effective date that the Eligible Director leaves the Board but in no event may any option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 9 hereof.

(c)          In the event that an Eligible Director should leave the Board as a result of such Eligible Director’s retirement, such Eligible Director shall have the right to exercise all Options granted to the Eligible Director under this Plan, to the extent such Options have not been previously exercised by the Eligible Director or expired, for a period of not more than ninety (90) days following the effective date that the Eligible Director leaves the Board but in no event may any option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 9 hereof. For purposes of this Plan, the term “retirement” shall mean termination of an Eligible Director’s membership on the Board (i) at any time after attaining age 65 with the approval of the Board; or (ii) at the election of the Eligible Director, at any time after not less than five (5) years service as a member of the Board, such service shall be computed cumulatively for purposes of this clause (ii).

(d)          In the event that an Eligible Director should leave the Board as a result of such Eligible Director’s retirement and designation by the Board as a “director emeritus,” all Options granted such Eligible Director shall vest and such Eligible Director shall have the right to exercise any Option granted under this Plan, to the extent that it has not previously been exercised by the Eligible Director or expired, at any time after such Eligible Director’s retirement but in no event may any option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 9 hereof. For purposes of this Plan, an Eligible Director shall be designated a “director emeritus” without further action from the Board if such Eligible Director retires and has both (i) attained the age of 65 and (ii) served as a member of the Board for not less than three (3) years, such service being computed cumulatively for purposes of this clause (ii).

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(e)          In the event that an Eligible Director should leave the Board by reason of such Eligible Director’s disability, such Eligible Director shall have the right to exercise an Option granted under this Plan, to the extent that it has not previously been exercised or expired, for such period of time as may be determined by the Board and specified in an Option Agreement, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 9 hereof. For purposes of this Plan, the term “disability” shall be defined in the same manner as such term is defined in Section 22(e)(3) of the Code.

(f)          In the event that an Eligible Director should die while serving on the Board or after leaving by reason of disability or retirement or following a “change in control” during the Option Period provided in an Option Agreement in accordance with Paragraph 9 hereof, an Option granted under this Plan, to the extent that it has not previously been exercised or expired, shall be exercisable, in accordance with its terms, by the personal representative of such Eligible Director, the executor or administrator of such Eligible Director’s estate, or by any person or persons who acquired such Option by bequest or inheritance from such Eligible Director, notwithstanding any limitations placed on the exercise of such Option by this Plan or an Option Agreement, at any time within twelve (12) months after the date of death of such Eligible Director, but in no event may an Option be exercised later than the end of the Option Period provided in an Option Agreement in accordance with Paragraph 9 hereof. Any references herein to an Eligible Director shall be deemed to include any person entitled to exercise an Option after the death of such Eligible Director under the terms of this Plan.

(g)          In the event an Eligible Director shall leave the Board as a result of a “change in control” of the Company (as defined in Paragraph 5(d)), such Eligible Director shall have the right to exercise the Option granted under this Plan, to the extent that it has not previously been exercised by the Eligible Director or expired, for such period of time as may be determined by the Board as specified in an Option Agreement, but in no event may any Option be exercised later than the end of the Option Period provided in the Option Agreement in accordance with Paragraph 9 hereof.

13.         Effect of Plan on Status as Member of Board. The fact that an Eligible Director has been granted an Option under this Plan shall not confer on such Eligible Director any right to continued service on the Board, nor shall it limit the right of the Company to remove such Eligible Director from the Board at any time in accordance with applicable federal and/or state law.

14.         Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.

(a)          In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment prior to the termination of an Eligible Director’s rights under this Plan, equitable proportionate adjustments shall be made by the Board in (i) the number and kind of shares which remain available under this Plan, and (ii) the number, kind, and the Option Price of shares subject to the unexercised portion of an Option under this Plan. The adjustments to be made shall be determined by the Board and shall be consistent with such change or changes in the Company’s total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of Options granted under this Plan.

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(b)          The grant of Options under this Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, or any merger or consolidation of the Company, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business.

(c)          Except upon a “change in control,” upon the effective date of the dissolution or liquidation of the Company, this Plan and any Options granted hereunder, shall terminate.

15.         Non-Transferability. An Option granted under this Plan shall not be assignable or transferable except, in the event of the death of an Eligible Director, by will or by the laws of descent and distribution. In the event of the death of an Eligible Director, his personal representative, the executor or the administrator of such Eligible Director’s estate, or the person or persons who acquired by bequest or inheritance the rights to exercise such Options, may exercise any Option or portion thereof to the extent not previously exercisable or surrendered by an Eligible Director or expired, in accordance with its terms, prior to the expiration of the exercise period as specified in subparagraph 12(f) hereof.

16.         Tax Withholding. The Company or any of its subsidiaries shall have the right to deduct or otherwise effect a withholding of any amount required by federal or state laws to be withheld with respect to the grant, exercise or the sale of stock acquired upon the exercise of an Option in order for the Company or any of its subsidiaries to obtain a tax deduction otherwise available as a consequence of such grant, exercise or sale, as the case may be.

17.         Listing and Registration of Option Shares. Any Option granted under this Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance or purchase of shares thereunder, such Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

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18.         Exculpation and Indemnification. In connection with this Plan, no member of the Board shall be personally liable for any act or omission to act in such person’s capacity as a member of the Board, nor for any mistake in judgment made in good faith, unless arising out of, or resulting from, such person’s own bad faith, gross negligence, willful misconduct, or criminal acts. To the extent permitted by applicable law and regulation, the Company shall indemnify and hold harmless the members of the Board, and each other officer or employee of the Company or of any of its subsidiaries to whom any duty or power relating to the administration or interpretation of this Plan may be assigned or delegated, from and against any and all liabilities (including any amount paid in settlement of a claim with the approval of the Board) and any costs or expenses (including counsel fees) incurred by such persons arising out of or as a result of, any act or omission to act in connection with the performance of such person’s duties, responsibilities, and obligations under this Plan, other than such liabilities, costs, and expenses as may arise out of, or result from, the bad faith, gross negligence, willful misconduct, or criminal acts of such persons.

19.         Amendment and Modification of this Plan. The Board may at any time, and from time to time, amend or modify this Plan (including the form of Option Agreement) in any respect consistent with applicable regulations; provided, however, that no amendment or modification shall be made that increases the total number of shares covered by this Plan or effects any change in the category of persons who may receive Options under this Plan or materially increases the benefits accruing to Eligible Directors under this Plan unless such change is approved by the holders of the requisite number of the Company’s outstanding shares of Common Stock and any applicable regulatory authority having jurisdiction with respect to the Plan, if any. Any amendment or modification of this Plan shall not materially reduce the benefits under any Option theretofore granted to an Eligible Director under this Plan without the consent of such Eligible Director or the transferee in the event of the death of such Eligible Director.

20.         Termination and Expiration of this Plan. This Plan may be abandoned, suspended, or terminated at any time by the Board; provided, however, that abandonment, suspension, or termination of this Plan shall not affect any Options then outstanding under this Plan. No Option shall be granted pursuant to this Plan after ten (10) years from the Effective Date of this Plan as provided in paragraph 21 hereof.

21.         Effective Date; Shareholder Approval. This Plan was originally approved by the Board of Directors and shareholders of the Bank and was subsequently adopted by the Board of Directors of Select Bancorp, Inc. in connection with the Bank’s reorganization into the holding company form of organization. The Effective Date of the Plan is May 19, 2005, which is the date the Plan was approved by the shareholders of the Bank.

22.         Captions and Headings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Plan. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

23.         Expenses of Administration of Plan. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company or by one of its subsidiaries.

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24.         Governing Law. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Plan.

25.         Inspection of Plan. A copy of this Plan, and any amendments thereto or modifications thereof, shall be maintained by the Secretary of the Company and shall be shown to any proper person making inquiry about it.

26.         Section 409A of the Code. The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent.

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STATE OF NORTH CAROLINA	EXHIBIT A
COUNTY OF HARNETT

NONSTATUTORY STOCK OPTION AGREEMENT

THIS NONSTATUTORY STOCK OPTION AGREEMENT (hereinafter referred to as this “Agreement”) is made and entered into as of this ____ day of __________, ______, between SELECT BANCORP, INC., a North Carolina corporation (hereinafter referred to as the “Company”), and _________________________________, a resident of ________ County, North Carolina (hereinafter referred to as the “Eligible Director”).

WHEREAS, the Board of Directors of the Company (hereinafter referred to as the “Board”) has adopted the Amended and Restated Select Bancorp, Inc. 2005 Nonstatutory Stock Option Plan (hereinafter referred to as the “Plan”), which was originally approved by the Board of Directors of Select Bank & Trust Company (the “Bank”) and, on May 19, 2005 (the “Effective Date”), by the shareholders of the Bank; and

WHEREAS, the Plan provides that the Board will make available to the Eligible Directors (as defined in the Plan), the right to purchase shares of the Company’s common stock (hereinafter referred to as “Common Stock”); and

WHEREAS, the Board has determined that the Eligible Director is entitled to purchase shares of Common Stock under the Plan;

NOW, THEREFORE, the Company and the Eligible Director agree as follows:

1.          Date of Grant of Option. The date of grant of the option granted under this Agreement is the ______ day of _______, ______.

2.          Grant of Option. Pursuant to the Plan, the Company grants to the Eligible Director the right (hereinafter referred to as the “Option”) to purchase from the Company all or a portion of an aggregate number of __________________ (______) shares of Common Stock (hereinafter referred to as the “Option Shares”) which shall be authorized but unissued shares.

3.          Vesting of Options.

(a)          Options granted under this Plan shall vest and the right of an Eligible Director to exercise an Option shall be nonforfeitable in accordance with the following schedule:

Date When Such Options Become Vested	Percentage of Such Options Vested

Date of grant	0%
First Anniversary of the date of grant	33 1/3%
Second Anniversary of the date of grant	33 1/3%
Third Anniversary of the date of grant	33 1/3%

(b)          In determining the number of shares of Common Stock under each Option vested under the above vesting schedule, an Eligible Director shall not be entitled to exercise an Option to purchase a fractional number of shares of the Common Stock. If the product resulting from multiplying the vested percentage times the Option results in a fractional number of shares of Common Stock, then an Eligible Director’s vested right shall be to the whole number of shares of Common Stock disregarding any fractional shares of Common Stock.

(c)          In the event that the directorship of an Eligible Director is terminated for “cause,” such Eligible Director’s Options under this Plan shall be forfeited and shall be available again for grant to Eligible Employees as may be determined by the Committee. Such forfeiture shall apply whether or not any such Options have been vested.

(d)          In the event that the directorship of an Eligible Director with the Company should terminate for any reason other than for “cause,” retirement (including retirement and designation as “director emeritus”), disability, death or following a “change in control” of the Company prior to the date when all Options allocated to the Eligible Director would be 100% vested in accordance with the applicable schedule in Paragraph 3(a) hereof, the Eligible Director may exercise any vested Options and all Options not already vested shall be forfeited and shall be available again for grant to Eligible Directors as may be determined by the Board.

(e)          In the event that the directorship of an Eligible Director with the Company should terminate because of such Eligible Director’s disability, death, or retirement, or following a “change in control” of the Company prior to the date when all Options allocated to the Eligible Director would be 100% vested in accordance with the applicable schedule in Paragraph 3(a) above, then, notwithstanding the foregoing schedule in Paragraph 3(a) above, all Options allocated to such Eligible Director shall immediately become fully vested and nonforfeitable. For purposes of this Agreement, the terms “disability,” “retirement,” “director emeritus” and “change in control” have the same meanings as they have in the Plan.

4.          Option Price. The price to be paid for the Option Shares shall be _______ Dollars ($____) per share (hereinafter referred to as the “Option Price”) which is the fair market value of the Option Shares as determined by the Board as of the date of grant of this Option.

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5.          When and Extent to Which Options may be Exercised. At such time as the Option shall become exercisable in accordance with this Agreement, the Eligible Director, in his discretion, may exercise all or any portion of the Option, subject to paragraphs 3 and 7 hereof. The Option shall terminate as provided in paragraph 8 hereof.

6.          Change in Control. When used herein, the phrase “change in control” has the same meaning as it has in the Plan.

7.          Method of Exercise. The Option shall be exercised by written notice to the Board signed by the Eligible Director or by such other person as may be entitled to exercise the Option. In the exercise of the Option, the aggregate Option Price for the shares being purchased may only be paid in cash and must be accompanied by a notice of exercise. The written notice shall state the number of shares with respect to which the Option is being exercised and, shall either be accompanied by the payment of the aggregate Option Price for such shares or shall fix a date (not more than ten (10) business days after the date of such notice) by which the payment of the aggregate Option Price will be made. The Eligible Director shall not exercise the Option to purchase less than 100 shares, unless the Board otherwise approves or unless the partial exercise is for the remaining shares available under the Option. A certificate or certificates for the shares of Common Stock purchased by the exercise of the Option shall be issued in the regular course of business subsequent to the exercise of the Option and the payment therefor. Neither the Eligible Director, nor any other person who may be entitled to exercise the Option, shall have any of the rights or privileges of a shareholder with respect to any shares of Common Stock issuable upon exercise of the Option, until certificates representing such shares shall have been issued and delivered and the individual’s name entered as a shareholder of record on the books of the Company for such shares.

8.          Termination of Option. The Option shall terminate, and shall thereupon be available again for grant to Eligible Directors as may be determined by the Board, as follows:

(a)          Except as provided in subparagraphs (b), (c), (d), (e), (f) and (g) below, the Option, to the extent that it has not been exercised or expired, shall terminate on the earlier of (i) the date the Eligible Director is removed from the Board for “cause” or (ii) the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

(b)          In the event the Eligible Director resigns from the Board for any reason other than “cause,” retirement, disability, death or following a change in control, the Eligible Director shall have the right to exercise vested Options, to the extent not exercised or expired for a period of ninety (90) days from the effective date of resignation.

(c)          In the event the Eligible Director retires prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, the Eligible Director shall have the right to exercise all Options, to the extent not exercised or expired, for a period of ninety (90) days from the effective date of retirement.

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(d)          In the event the Eligible Director retires and is designated a “director emeritus” prior to the date which is ten (10) years after the date of grant of the option as set forth in paragraph 1 hereof, the Eligible Director shall have the right to exercise all Options, to the extent not exercised or expired, for the remainder of such ten (10) year period.

(e)          In the event the Eligible Director leaves the Board by reason of such Eligible Director’s disability prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, the Eligible Director shall have the right to exercise all Options, to the extent not exercised by him or expired, for the remainder of such ten (10) year period.

(f)          In the event the Eligible Director dies while serving on the Board or after his or her retirement or after his or her leaving by reason of disability or following a change in control and prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof, all Options, to the extent not exercised by the Eligible Director or expired, shall be exercisable, according to its terms, by the personal representative, the executor or the administrator of the Eligible Director’s estate, or the person or persons who acquired the Option by bequest or inheritance from the Eligible Director, at any time within twelve (12) months after the date of death of the Eligible Director, but in no event may the Option be exercised later than ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

(g)          In the event the Eligible Director leaves the Board following a change in control of the Company, prior to the date which is ten (10) years after the date of grant of Options as set forth in paragraph 1 hereof, the Eligible Director shall have the right to exercise the Option, to the extent that it has not been exercised by him or her or expired, for the remainder of such ten (10) year period.

9.          Effect of Agreement on Status of Eligible Director. The fact that the Eligible Director has been granted the Option under the Plan shall not confer on the Eligible Director any right to continued service on the Board, nor shall it limit the right of the Company to remove the Eligible Director from the Board at any time.

10.         Listing and Registration of Option Shares. The Company’s obligation to issue shares of Common Stock upon exercise of the Option is expressly conditioned upon the completion by the Company of any registration or other qualification of such shares under any state or federal law or regulations or rulings of any governmental regulatory body or the making of such investment representations or other representations and agreements by the Eligible Director or any person entitled to exercise the Option in order to comply with the requirements of any exemption from any such registration or other qualification of the Option Shares which the Board shall, in its discretion, deem necessary or advisable. Notwithstanding the foregoing, the Company shall be under no obligation to register or qualify the Option Shares under any state or federal law. The required representations and agreements referenced above may include representations and agreements that the Eligible Director, or any other person entitled to exercise the Option, (i) is purchasing such shares on his or her own behalf as an investment and not with a present intention of distribution or re-sale and (ii) agrees to have placed upon any certificates representing the Option Shares a legend setting forth any representations and agreements which have been given to the Board or a reference thereto and stating that such shares may not be transferred except in accordance with all applicable state and federal securities laws and regulations, and further representing that, prior to making any sale or other disposition of the Option Shares, the Eligible Director, or any other person entitled to exercise the Option, will give the Company notice of the intention to sell or dispose of such shares not less than five (5) days prior to such sale or disposition.

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11.         Adjustment Upon Changes in Capitalization; Dissolution or Liquidation.

(a)          In the event of a change in the number of shares of Common Stock outstanding by reason of a stock dividend, stock split, recapitalization, reorganization, merger, exchange of shares, or other similar capital adjustment, prior to the termination of the Eligible Director’s rights under this Agreement, equitable proportionate adjustments shall be made by the Board in the number, kind, and the Option Price of shares subject to the unexercised portion of the Option. The adjustments to be made shall be determined by the Board and shall be consistent with such changes or changes in the Company’s total number of outstanding shares; provided, however, that no adjustment shall change the aggregate Option Price for the exercise of the Option granted.

(b)          The grant of the Option under this Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, or any merger or consolidation of the Company, or to issue bonds, debentures, preferred or other preference stock ahead of or affecting Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business.

(c)          Except upon a change in control as set forth in paragraph 6 hereof, upon the effective date of the dissolution or liquidation of the Company, the Option granted under this Agreement shall terminate.

12.         Non-Transferability. The Option granted under this Agreement shall not be assignable or transferable except, in the event of the death of the Eligible Director, by will or by the laws of descent and distribution. In the event of the death of the Eligible Director, the personal representative, the executor or the administrator of the Eligible Director’s estate, or the person or persons who acquired by bequest or inheritance the right to exercise the Option may exercise the unexercised Option or portion thereof, in accordance with its terms and paragraph 7(f) hereof, prior to the date which is ten (10) years after the date of grant of the Option as set forth in paragraph 1 hereof.

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13.         Tax Withholding. The grant of the Option and Option Shares delivered pursuant to this Agreement, and any amounts distributed with respect thereto, may be subject to applicable federal, state and local withholding for taxes. The Eligible Director expressly acknowledges and agrees to such withholding, where applicable, without regard to whether the Option Shares may then be sold or otherwise transferred by the Eligible Director.

14.         Notices. Any notices or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered personally or when deposited in the United States mail as Certified Mail, return receipt requested, properly addressed and postage prepaid, if to the Company, at its principal office at 700 W Cumberland Street, Dunn, Harnett County, North Carolina 28334; and, if to the Eligible Director, at his or her last address appearing on the books of the Company. The Company and the Eligible Director may change their address or addresses by giving written notice of such change as provided herein. Any notice or other communication hereunder shall be deemed to have been given on the date actually delivered or as of the third (3rd) business day following the date mailed, as the case may be.

15.         Construction Controlled by Plan. This Agreement shall be construed so as to be consistent with the Plan; and the provisions of the Plan shall be deemed to be controlling in the event that any provision hereof should appear to be inconsistent therewith. The Eligible Director hereby acknowledges receipt of a copy of the Plan from the Company.

16.         Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid and enforceable under applicable law, but if any provision of this Agreement is determined to be unenforceable, invalid or illegal, the validity of any other provision or part thereof, shall not be affected thereby and this Agreement shall continue to be binding on the parties hereto as if such unenforceable, invalid or illegal provision or part thereof had not been included herein.

17.         Modification of Agreement; Waiver. This Agreement may be modified, amended, suspended or terminated, and any terms, representations or conditions may be waived, but only by a written instrument signed by each of the parties hereto. No waiver hereunder shall constitute a waiver with respect to any subsequent occurrence or other transaction hereunder or of any other provision hereof.

18.         Captions and Hearings; Gender and Number. Captions and paragraph headings used herein are for convenience only, do not modify or affect the meaning of any provision herein, are not a part hereof, and shall not serve as a basis for interpretation or in construction of this Agreement. As used herein, the masculine gender shall include the feminine and neuter, the singular number, the plural, and vice versa, whenever such meanings are appropriate.

19.         Governing Law; Venue and Jurisdiction. Without regard to the principles of conflicts of laws, the laws of the State of North Carolina shall govern and control the validity, interpretation, performance, and enforcement of this Agreement. The parties hereto agree that any suit or action relating to this Agreement shall be instituted and prosecuted in the courts of the County of Harnett, State of North Carolina, and each party hereby does waive any right or defense relating to such jurisdiction and venue.

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20.         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and shall be binding upon and inure to the benefit of the Eligible Director, his heirs, legatees, personal representatives, executors, and administrators.

21.         Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties hereto and, except as otherwise provided hereunder, there are no other agreements or understandings, written or oral, in effect between the parties hereto relating to the matters addressed herein.

22.         Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its corporate name by its President, or one of its Vice Presidents, and attested by its Secretary or one of its Assistant Secretaries, and its corporate seal to be hereto affixed, all by authority of its Board of Directors first duly given, and the Eligible Director has hereunto set his or her hand and adopted as his or her seal the typewritten word “SEAL” appearing beside his or her name, all done this the day and year first above written.

SELECT BANCORP, INC.

By:

Attest:

, Corporate Secretary

[CORPORATE SEAL]

(SEAL)
, Eligible Director

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EXHIBIT A

NOTICE OF EXERCISE OF

NONSTATUTORY STOCK OPTION

To:	The Board of Directors of Select Bancorp, Inc.

The undersigned hereby elects to purchase ________ whole shares of Common Stock of Select Bancorp, Inc. (the “Company”) pursuant to the Nonstatutory Stock Option granted to the undersigned in that certain Nonstatutory Stock Option Agreement between the Company and the undersigned dated the ____ day of _________, ___________________. The aggregate purchase price for such shares is $_______________, which amount is (i) being tendered herewith, (ii) will be tendered on or before _______________, ___________________, (cross out provision which does not apply) in cash. The effective date of this election shall be ____________________, ___________________, or the date of receipt of this Notice by the Company if later.

Executed this ___ day of ___________________, ___________________, at .

(Social Security Number)

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